
<ARTICLE>                                           UT
<LEGEND>
                              This schedule contains summary financial
                              information extracted from Oglethorpe Power
                              Corporation's condensed balance sheet as of
                              June 30, 2000 and related condensed statements of
                              revenues and expenses and cash flows for the
                              period ended June 30, 2000 and is qualified in its
                              entirety by reference to such financial
                              statements.
</LEGEND>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   JUN-30-2000
<EXCHANGE-RATE>                                1
<BOOK-VALUE>                                   PER-BOOK<F1>
<TOTAL-NET-UTILITY-PLANT>                      3,300,151
<OTHER-PROPERTY-AND-INVEST>                    251,383
<TOTAL-CURRENT-ASSETS>                         641,786
<TOTAL-DEFERRED-CHARGES>                       356,777
<OTHER-ASSETS>                                 0
<TOTAL-ASSETS>                                 4,550,097
<COMMON>                                       0
<CAPITAL-SURPLUS-PAID-IN>                      0
<RETAINED-EARNINGS>                            389,253
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<LONG-TERM-DEBT-NET>                           3,040,934
<SHORT-TERM-NOTES>                             0
<LONG-TERM-NOTES-PAYABLE>                      0
<COMMERCIAL-PAPER-OBLIGATIONS>                 170,476
<LONG-TERM-DEBT-CURRENT-PORT>                  102,675
<PREFERRED-STOCK-CURRENT>                      0
<CAPITAL-LEASE-OBLIGATIONS>                    271,336
<LEASES-CURRENT>                               8,736
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 566,687
<TOT-CAPITALIZATION-AND-LIAB>                  4,550,097
<GROSS-OPERATING-REVENUE>                      559,910
<INCOME-TAX-EXPENSE>                           0
<OTHER-OPERATING-EXPENSES>                     437,505
<TOTAL-OPERATING-EXPENSES>                     437,505
<OPERATING-INCOME-LOSS>                        122,405
<OTHER-INCOME-NET>                             28,281
<INCOME-BEFORE-INTEREST-EXPEN>                 150,686
<TOTAL-INTEREST-EXPENSE>                       131,875
<NET-INCOME>                                   18,811
<PREFERRED-STOCK-DIVIDENDS>                    0
<EARNINGS-AVAILABLE-FOR-COMM>                  0
<COMMON-STOCK-DIVIDENDS>                       0
<TOTAL-INTEREST-ON-BONDS>                      34,292
<CASH-FLOW-OPERATIONS>                         78,472
<EPS-BASIC>                                    0
<EPS-DILUTED>                                  0

           $389,253 represents total retained patronage capital. The registrant is a membership corporation and has no authorized or outstanding equity securities.


